As filed with the Securities and Exchange Commission on August 13, 2025

Registration No. 333-271413

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

To

Form S-1

on

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Modular Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-0620495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(858) 800-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Besser

Chief Executive Officer

Modular Medical, Inc.

10740 Thornmint Road

San Diego, California 92127

(858) 800-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Metelitsa, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 24, 2023, Modular Medical, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission, or the SEC, on Form S-1 (Registration No. 333-271413), as subsequently amended by amendments one and two thereto (the “Registration Statement” or “Form S-1”). The Registration Statement was declared effective by the SEC on May 15, 2023 to register the sale by the Company in a public offering of (i) 8,816,900 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase up to 4,408,450 shares of Common Stock (the “May 2023 Common Warrants”). All of the Common Stock and May 2023 Common Warrants offered pursuant to the Registration Statement were sold on May 18, 2023.

In addition to the Shares and the May 2023 Common Warrants, the Registration Statement also registered a) 1,322,534 shares of Common Stock, pursuant to over allotments, b) 661,267 shares of Common Stock underlying the Over-Allotment Warrants, and c) 604,623 shares of Common Stock underlying the Underwriter Warrants (the “Underwriter Warrants”).

1,505,534 shares of Common Stock have been issued as a result of the exercise of the May 2023 Common Warrants, and 3,564,183 shares of Common Stock remain issuable upon exercise of outstanding May 2023 Common Warrants. 120,617 shares of Common Stock have been issued as a result of the exercise of the Underwriter Warrants, and 484,006 shares of Common Stock remain issuable upon exercise of outstanding Underwriter Warrants. This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (the “Post-Effective Amendment”) is being filed by the Company to convert the Form S-1 into a registration statement on Form S-3 and contains an updated prospectus relating solely to the offering and sale of the 3,564,183 shares of Common Stock issuable upon exercise of the May 2023 Common Warrants and the 484,006 shares of Common Stock issuable upon exercise of the Underwriter Warrants (the “Warrant Shares”) that were registered for sale by the Company on the Form S-1.

No additional securities are being registered under this Post-Effective Amendment. All filing fees payable in connection with the registration of the Common Stock, the May 2023 Common Warrants, the Underwriter Warrants and the Warrant Shares covered by the Registration Statement were paid by the Company either at the time of the initial filing of the Form S-1, upon the filing with the SEC of any amendment to the Form S-1 or upon the filing with the SEC of that certain prospectus filed pursuant to Rule 424(b)(4) on May 17, 2023.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 13, 2025

PROSPECTUS

Modular Medical, Inc.

3,564,183 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

484,006 shares of Common Stock Issuable Upon Exercise of Underwriter Warrants

This prospectus relates to 3,564,183 shares of Common Stock issuable upon the exercise of our outstanding warrants issued in May 2023 (the “May 2023 Common Warrants”) and 484,006 shares of Common Stock underlying the Underwriter Warrants (the “Underwriter Warrants,” and, together with the May 2023 Common Warrants, the “May 2023 Warrants”). The May 2023 Warrants were offered and sold by us pursuant to a prospectus dated May 17, 2023, which prospectus also covered the offer and sale by us of the shares of Common Stock underlying the May 2023 Warrants. The ongoing offer and sale by us of the shares of Common Stock issuable upon exercise of the May 2023 Warrants is being made pursuant to this prospectus. The May 2023 Common Warrants are exercisable until May 18, 2028 at a current exercise price of $1.22 per share of Common Stock, subject to adjustment upon events specified in the May 2023 Common Warrants. The Underwriter Warrants are exercisable until May 18, 2027 at a current exercise price of $1.325 per share of Common Stock, subject to adjustment upon events specified in the Underwriter Warrants.

For a more detailed description of the May 2023 Warrants, see the section entitled “Description of May 2023 Warrants” beginning on page 9 of this prospectus. For a more detailed description of the securities we are offering, see the section entitled “Description of Securities We Are Offering” beginning on page 9 of this prospectus. We refer to the shares of common stock issuable upon exercise of the May 2023 Warrants as the “securities”. We provide more information about how the holders of the May 2023 Warrants may purchase their securities in the section entitled “Plan of Distribution” on page 8 of this prospectus.

The Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MODD.” On August 11, 2025, the last reported sale price of Common Stock on Nasdaq was $0.72 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

When we refer to “we,” “our,” “us,” and the “Company” in this prospectus, we mean Modular Medical, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. Our fiscal year ends on March 31 of each calendar year. Each reference to a fiscal year in this prospectus refers to the fiscal year ended or ending March 31 of the calendar year indicated (for example, fiscal 2026 refers to the fiscal year ending March 31, 2026).

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements contain information about our expectations, beliefs, or intentions regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, including business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement, and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our business, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement, and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement, and any related free writing prospectus also contain or may contain estimates, projections, and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this Offering and information appearing elsewhere in this prospectus and in the documents, we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this Offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 7, the financial statements, and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Overview

We are a pre-revenue, medical device company focused on the design, development, and commercialization of innovative insulin pumps using modernized technology to increase pump adoption in the diabetes marketplace. Through the creation of an innovative two-part patch pump, we seek to fundamentally alter the trade-offs between cost and complexity and access to the higher standards of care that presently require considerable motivation from the patient to use the available insulin pumps. By simplifying and streamlining the user experience from the initial introduction of the patient to our product, prescription assistance, establishing insurance reimbursement, streamlined training and day-to-day use with strong clinical support, we seek to expand the wearable insulin delivery device market beyond the highly motivated “super users” to expand the category into the mass market. Our product seeks to serve both the type 1 and the rapidly growing, especially in terms of device adoption, type 2 diabetes markets for those individuals requiring multiple daily doses of insulin. In January 2024, we submitted a 510(k) premarket notification to the United States Food and Drug Administration, or the FDA, for our initial insulin pump product, the MODD1, and, in September 2024, we received FDA clearance to market and sell our MODD1 pump in the United States. We are actively working to manufacture and commercialize our MODD1 product and commence initial shipments during the quarter ending December 31, 2025. We are currently preparing a second 510(k) premarket notification application to the FDA for an updated version of the MODD1, called the Pivot, which is a tubeless version of the product that integrates the set into a true tubeless patch. The Pivot will provide us with cost and usability improvements and improved manufacturability, allowing our marketing to be focused on low cost and ease of use and learnability. We believe we will submit the notification for the Pivot by October 31, 2025, and we believe we could obtain regulatory clearance to market and launch Pivot during the three months ending March 31, 2026. We intend to replace the MODD1 with the Pivot, as soon as the required regulatory approval from the FDA is received. We also intend to obtain Conformite Europeenne, or CE, mark clearance for both our MODD1 and Pivot products, which would allow us to market and sell in European markets. We expect to obtain CE mark clearance in the first quarter of 2026.

Differentiation

We believe that there are a number of shortcomings and issues with currently available insulin pumps that prevent a substantial number of people who require insulin on a daily basis from choosing an insulin pump to treat their diabetes. We believe that, by tailoring our insulin pump to address such factors, we can expand the scope and adoption rate of insulin pump usage by the less capable, less motivated sector of the market. We believe that to achieve broader market acceptance, an insulin pump must be easier to learn to use, be less time-consuming to operate, more intuitive to both patients and physicians, and meet the standards for coverage by insurance providers so that co-payments required from patients are affordable and the hurdles to insurance coverage are significantly reduced.

Among the more prominent issues are:

●	Complexity: Many existing pumps are highly complex and require significant technical expertise to use effectively. We believe such pumps were designed for “super users,” who have high levels of motivation and technical competence. The complexity of pumps can be daunting to less technically inclined, less motivated users.

●	Cumbersome: We believe that a majority of existing pumps are bulky and difficult to manage, requiring a means of carrying the pump around and up to 48 inches of tubing to the injection site to connect the catheter to a pump. The tubing and the cartridge, which holds the insulin, must be replaced every few days. This requires users to carry spare parts and other equipment adding to the difficulty of using the pump. In comparison, our product only requires a cartridge change every few days.

●	Cost: Costs associated with insulin pump therapy can be high and prohibitive, especially for those on fixed or limited incomes. These costs vary by pump and insurance coverage, but multi-thousand-dollar upfront payments, often with substantial co-payments in addition to possible additional co-payments on consumables, can easily place current pumps out of reach for many patients. The leading patch pump on the market today also discards all the electronics required for pumping and communication every three days, creating a higher cost architecture and significant waste. We believe the reusability of our product will provide us with a significant cost advantage in the marketplace with our reusable pumping system.

●	Outdated style: Consumer electronics devices have evolved in both form and function. Diabetes pumps have not experienced similar progress. We believe that consumers will be more receptive of products designed with the user experience in mind and that many have low tolerance for complex, difficult procedures for use and maintenance of products.

●	Pump mechanism limitations: Traditional pumps generally utilize a syringe and plunger mechanism to deliver insulin. We believe this design limits the ability to reduce the size of the pump, and also potentially exposes the user to the unintended delivery of the full volume of insulin within the pump, which can cause hypoglycemia or death. We believe that the fear of adverse health events due to technical malfunctions related to traditional pump mechanism limitations deters the adoption of insulin pump therapy.

Our team has substantial knowledge of the diabetes industry and experience in developing, obtaining marketing authorization for, and bringing insulin pumps to market. Based on this experience, we believe that our innovative insulin pump, using a new and proprietary method of pumping insulin, can address most or all of these shortcomings. It provides a state-of-the-art insulin pump capable of both basal (steady flow) and bolus (mealtime dosing) insulin disbursement. It also has been designed considering a natural migration path to multi-chamber/multi-liquid pumps, potentially offering an exciting array of new therapies to patients with diabetes and other conditions.

Our goal is to become the leader in expanding access to insulin pump technology to a wider portion of diabetes sufferers and provide not just care for the super users, but “diabetes care for the rest of us.”

While our initial target market is people with Type 1 diabetes, we believe there is a substantial opportunity to penetrate the type 2 marketplace, first through our initial MODD1 pump, and then with the future introduction of Pivot, which would be the only 3 milliliter, tubeless removable patch pump on the market.

The MODD1 and its successor product the Pivot are high-precision pumps that we believe represent the best choice for new pump patients because they are affordable, easy to learn and use, and has a revolutionary design and internal technology that enable precision with low-cost manufacture and high reproducibility.

Key features include:

●	Three parts - one reusable, two disposable (the cartridge and the set) - snap together to form the working system;

●	One button interface, easy to learn and use;

●	Phone software for those who want to access more information on the product;

●	90-day reusable, 3-day disposable;

●	Removable system;

●	No external controller required, no charging, no battery replacement; and

●	Slim profile, lighter weight.

A proprietary survey of American healthcare payors representing 50 million covered lives (approximately one-third of total U.S. covered lives) performed for us by industry leading survey firm ISA in 2019 has demonstrated that payors are willing to grant equivalent or preferential coverage for a product with this feature set at launch in exchange for discounts of approximately 20%.

Our research, along with marketplace data provided by Seagrove in 2023, estimates that 33% of Americans with T1D have an insulin pump and 28% of Americans with T1D (44% of those who currently utilize MDI) can be classified as having an interest in pump adoption and meeting the American Diabetes Association guidelines of glucose control if their objections to the currently available suite of products can be overcome. They do not want to closely manage their glucose levels and incur the associated time and effort involved; however, they understand, or are advised by their clinical care team, that they need to do more to achieve a reasonable level of glucose. They are the Almost Pumpers. We have developed what we believe to be the most technologically advanced delivery system overcome the objections and provide motivation for this market. We believe that there are four addressable hurdles to adoption:

●	Usability: the device needs to be easy to learn and to operate;

●	Affordability: we will focus on overcoming copay and insurance hurdles rather than leaving the “insurance journey” to the clinician and patient;

●	Accessibility and Education: we will seek to engage patients to sample this new technology by supplying clinicians with free samples and simple training to allow people to see first-hand the typical barriers to adoption that have been overcome; and

●	Service and Support: where we will answer their questions and concerns during this diabetes experience.

We believe this conversion process, engaging people to try and thereby receive the benefits of our technology will substantially increase adoption of insulin pumps among with patients with T1D and T2D who remain reliant upon multiple daily injections. Diabetes is a disease that appears randomly throughout the world. Therefore, we cannot segment the market by socioeconomics, education or level of care. We intend to create an insulin pump that appeals to all Almost Pumpers.

Our Insulin Pump

Instead of building complex, bespoke, and difficult to manufacture and maintain pumping and control systems, we began with the technology and the user in mind. Using proprietary methods of insulin measurement, we were able to eschew complex mechanisms and instead built a product, our MODD1, using only parts from high volume consumer electronics manufacturing lines, breaking the cost vs functionality curve that has existed in the insulin pump space and representing the first truly modern insulin pump design. We consider this to be a new kind of product for a new kind of patient.

In September 2024, we received clearance from the FDA to market and sell our MODD1 product in the United States. We plan to launch this pump on a limited basis in a single region during the quarter ending December 31, 2025. We expect to submit our successor product, our Pivot pump, which is a tubeless pump product, for clearance by October 31, 2025. A good part of our focus has shifted to managing the process of preparing to move our initial production line to our manufacturing partner, Phillips Medisize, a Molex company, a large tier-one medical device manufacturer, which will manage and operate our production to produce products for human use. We believe that Phillips Medisize will be able to rapidly scale our production to higher volumes at lower cost. We continue to devote substantial time and resources, including exhibiting at major diabetes conferences, to better understand the needs and preferences of Almost Pumpers and the specific patient/provider/payor requirements to motivate change from MDI therapy. By making the bolus delivery at meals simple, we believe we will drive improved health outcomes.

Our Pivot product has several distinguishing features:

(1)	The pump has a simple button to press to deliver insulin as the patient requires it. The electronic pump uses a simple motor for rotating a cam to motivate the insulin into the patient along with low power Bluetooth and near-field communication (NFC) chips to optionally allow the patient to communicate with a smart phone, tablet, or other mobile computing device.

(2)	The pump snaps together with a three-day disposable cartridge, which the patient fills with insulin for delivery. It includes a simple coin cell, which allows it to run through the 80-hour life of the cartridge.

(3)	The infusion set is built into the adhesive pad that the pump attaches to and the needle can be safely removed and discarded by the user after application. Despite this true patch form factor, the pump is removable by the user during the three days of wear.

The system will deliver a small continuous rate called a basal that will provide approximately 50% of the total daily dose required, and the user will use the on-pump button to administer boluses, typically before and after meals. The objective is to make the product simple to acquire and take home, simple to learn and most importantly, simple to use and live with, to expand the pump market, drive adoption and, ultimately, improve clinical outcomes.

Commercialization Strategy

We plan to commercialize our MODD1 product line using a highly differentiated go-to-market strategy. Generally, current pumps are marketed by a large, direct sales force to end users directly, and the manufacturer provides all training and support, as the current training reimbursement offered by insurance providers is inadequate to motivate clinicians to provide such training to patients. We intend to employ a different strategy and utilize i) distributors to target the daily insulin users who are still managed by a primary care physician and ii) a small direct sales force to directly engage with diabetes educator practices. Specifically, our direct sales force will engage with larger diabetes educator practices, which currently prescribe a high volume of pumps and deliver a consultative message focused on those users that indicate a desire to use a pump but have rejected all of the currently available options. We engaged Seagrove to conduct a survey of physicians and diabetes educators, and the resulting data suggested that approximately 25% of multiple daily injectors could be receptive to our offering. We believe that the modest 30-minute training requirement for our product, combined with the more limited feature set for our MODD1, will incentivize nurse practitioners to identify and train new users who have not been offered pumps before. This would also allow us to offer virtual or second level training support and not require us to be the primary training provider.

We plan to launch our MODD1 product during the quarter ending December 31, 2025 on a limited basis in a single region in the United States with a select group of providers to gain user experience. By October 31, 2025, we plan to submit a 510(k) premarket notification to the FDA for a new and improved version of the MODD1, the Pivot, which will use our proprietary, integrated insulin-delivery set manufactured by us. We believe the new integrated insulin-delivery set will offer improved user experience, while reducing our production costs. This new version of our product, the Pivot, is the version that we plan to launch nationally in the United States after we receive FDA clearance, which we expect could occur sometime in the first quarter of 2026.

We have also begun the process of obtaining Conformite Europeenne, or CE, mark clearance for our Pivot design, which would allow us to market and sell in European markets. We expect to obtain CE mark clearance in the first quarter of 2026. Our initial strategy to address European markets is to partner with distributors to bring the Pivot to market in those countries that accept the CE mark and have acceptable reimbursement. We believe that the combination of our patch pump form factor, lower cost at scale and lower training burden is well suited for European markets where there are very few physicians or nurses available to provide training. This would allow the Pivot to gain rapid adoption in areas where pump penetration is currently much lower than in the United States. We will target other select international markets using the same approach.

We believe the combination of these differentiated approaches will enable us to take reasonable initial market share, while not incurring the significant overhead cost of existing commercialization strategies employed by the incumbents, where competition for users is intense.

Company Information

We are a Nevada corporation, and Quasuras, Inc., a Delaware corporation, is our only subsidiary. Our corporate headquarters and operating facilities are located at 10740 Thornmint Road, San Diego, CA 92127. Our telephone number is (858) 800-3500. We maintain a website at www.modular-medical.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

THE OFFERING

Issuer	Modular Medical, Inc.

Shares of Common Stock offered by us	3,564,183 shares of Common Stock issuable upon exercise of outstanding May 2023 Common Warrants. 484,006 shares of Common Stock issuable upon exercise of outstanding Underwriter Warrants.

Exercise Price of May 2023 Common Warrants	$1.22 per share.

Exercise Price of Underwriter Warrants	$1.325 per share.

Shares of Common Stock outstanding before the Offering	55,274,596 shares (1)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	59,322,785 shares (2)

Use of proceeds	We intend to use the net proceeds from any exercises of the May 2023 Warrants for working capital and general corporate purposes. See “Use of Proceeds” below.

Limitations on beneficial ownership	The exercise of the May 2023 Warrants is subject to certain exercise limitations, such that the holder may not exercise the warrants if such exercise results in the holder (or any of its affiliates) becoming the beneficial owner of more than 4.99% (or, upon election by the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “MODD.”

Risk factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 7 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	The number of shares of Common Stock outstanding before the Offering is based on 55,274,596 shares outstanding as of August 8, 2025 and excludes the following:

●	3,275,324 shares of Common Stock reserved for issuance under our Amended and Restated 2017 Equity Incentive Plan;

●	7,033,262 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $2.47 per share;

●	83,335 shares of Common Stock issuable upon vesting of restricted stock units;

●	767,796 shares of Common Stock issuable upon exercise of warrants outstanding at $6.00 per share;

●	5,449,478 shares of Common Stock issuable upon exercise of warrants outstanding at $6.60 per share;

●	484,006 shares of Common Stock issuable upon exercise of warrants outstanding at $1.325 per share;

●	3,564,183 shares of Common Stock issuable upon exercise of warrants outstanding at $1.22 per share;

●	381,540 shares of Common Stock issuable upon exercise of warrants outstanding at $1.875 per share;

●	6,508,073 shares of Common Stock issuable upon exercise of warrants outstanding at $1.12 per share; and

●	874,672 shares of Common Stock issuable upon exercise of warrants outstanding at $1.40 per share.

(2)	Assumes the exercise of all outstanding May 2023 Warrants upon the completion of this offering.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors described below and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

If we fail to comply with the Nasdaq Capital Market listing requirements, we will be subject to potential delisting from the Nasdaq Capital Market.

On June 30, 2025, we received written notice from The Nasdaq Listing Qualification Department notifying us that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as the closing bid price of our common stock had been below $1.00 per share for 30 consecutive business days. The notice indicated that we have 180 calendar days, or until December 29, 2025, to regain compliance with the Minimum Bid Price Requirement.

If at any time prior to December 28, 2025, the closing bid price of our common stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of our compliance. If we do not regain compliance within the allotted Nasdaq compliance periods, including any extensions that may be granted by Nasdaq, our common stock may be subject to delisting. If we are delisted from the Nasdaq Capital Market, trading in our securities may be conducted, if available, on the OTC Markets or, if available, via another market. In the event of such delisting, our stockholders would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our securities, and our ability to raise future capital through the sale of our securities could be materially and adversely affected if our common stock is not traded on a national securities exchange.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the common stock upon exercise of the May 2023 Warrants of approximately $4,989,611, assuming all the May 2023 Warrants are exercised for cash. We intend to use the net proceeds generated by warrant cash exercises, if any, for working capital and general corporate purposes. We cannot estimate how many, if any, of the May 2023 Warrants will be exercised. The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering.

It is possible that the May 2023 Warrants may expire and may never be exercised. The May 2023 Warrants also contain a cashless exercise provision, and, if utilized, we would not receive any proceeds from their exercise.

PLAN OF DISTRIBUTION

This prospectus relates to 3,564,183 shares of Common Stock issuable upon the exercise of our outstanding May 2023 Common Warrants and 484,006 shares of Common Stock issuable upon the exercise of our outstanding Underwriter Warrants. The May 2023 Warrants were offered and sold by us in a public offering pursuant to a prospectus dated May 17, 2023, which prospectus also covered the offer and sale by us of the shares of Common Stock underlying the May 2023 Warrants. The ongoing offer and sale by us of the shares of Common Stock issuable upon exercise of the May 2023 Warrants is being made pursuant to this prospectus. The May 2023 Common Warrants are exercisable until May 18, 2028 at a current exercise price of $1.22 per share of Common Stock, subject to adjustment upon events specified in the May 2023 Common Warrants. The Underwriter Warrants are exercisable until May 18, 2027 at a current exercise price of $1.325 per share of Common Stock, subject to adjustment upon events specified in the Underwriter Warrants.

The exercise prices per share of the May 2023 Common Warrants and the Underwriter Warrants were negotiated between us and the underwriter in our May 2023 public offering based on the trading of our Common Stock prior to that offering. Other factors considered in determining the exercise prices of the May 2023 Common Warrants and the Underwriter Warrants included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the public offering and such other factors as were deemed relevant.

May 2023 Common Warrants exercisable for 3,564,183 shares of Common Stock are outstanding, and no additional May 2023 Common Warrants will be issued. Underwriter Warrants exercisable for 484,006 shares of Common Stock are outstanding, and no additional Underwriter Warrants will be issued. We will deliver shares of Common Stock upon exercise of a May 2023 Warrant, in whole or in part. We will not issue fractional shares. Each May 2023 Common Warrant and Underwriter Warrant contains instructions for exercise. In order to exercise a May 2023 Common Warrant, the holder is required to deliver to the Warrant Agent a notice of exercise, substantially in the form attached to the May 2023 Common Warrant, along with payment of the exercise price for the shares to be purchased. In order to exercise an Underwriter Warrant, the holder is required to deliver to us a notice of exercise, substantially in the form attached to the Underwriter Warrant, along with payment of the exercise price for the shares to be purchased. We will then deliver shares of Common Stock in the manner described below in the section titled “Description of May 2023 Warrants.”

DESCRIPTION OF MAY 2023 WARRANTS

The following summary of certain terms and provisions of the warrants that are being offered hereby was included in the Company’s Registration Statement on Form S-1 filed that was filed with the SEC on April 24, 2023. The following summary is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

May 2023 Common Warrants

Duration and Exercise Price. Each warrant offered hereby will have an initial exercise price per share equal to $1.22. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting Common Stock and the exercise price. The warrants will be issued separately from the common stock and may be transferred separately immediately thereafter. One warrant to purchase one share of Common Stock will be issued for every two shares of common stock purchased in this offering.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Transferability. Subject to applicable laws, a warrant in book entry form may be transferred at the option of the holder through the facilities of the Depository Trust Company and warrants in physical form may be transferred upon surrender of the warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the warrants do not have the rights or privileges of holders of Common Stock, including any voting rights, until they exercise their warrants.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which shares of Common Stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares (each, a “Fundamental Transaction”), then following such Fundamental Transaction the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the warrants.

Underwriter Warrants

The underwriter’s warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock sold in this offering. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the three and one-half-year period commencing six months after the effective date of the registration statement related to this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 3,564,183 shares of Common Stock issuable upon the exercise of our outstanding May 2023 Common Warrants and 484,006 shares of Common Stock issuable upon the exercise of our outstanding Underwriter Warrants. The May 2023 Warrants were offered and sold by us pursuant to a prospectus dated May 17, 2023, which prospectus also covered the offer and sale by us of the shares of Common Stock underlying the May 2023 Warrants. The material terms of the May 2023 Warrants for which the Common Stock offered by this prospectus will be issued when exercised are described in the section of this prospectus entitled “Description of May 2023 Warrants” beginning on page 9 of this prospectus.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, NJ, will pass upon certain legal matters on behalf of Modular Medical, Inc.

EXPERTS

The consolidated financial statements of Modular Medical, Inc. as of and for the years ended March 31, 2025 and 2024 incorporated by reference in this Prospectus and in this Registration Statement, have been so incorporated in reliance on the report of Farber Hass Hurley LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.modular-medical.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, which was filed on June 20, 2025;

●	our Current Reports on Form 8-K filed May 28, 2025 and July 2, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Modular Medical, Inc.

10470 Thornmint Road

San Diego, California 92127

Attn Corporate Secretary

858-800-3500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS

Modular Medical, Inc.

3,564,183 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

484,006 shares of Common Stock Issuable Upon Exercise of Underwriter Warrants

August 13, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee (previously paid)	$1,563.16
Legal fees and expenses*	$10,000.00
Accounting fees and expenses*	$8,000.00
Miscellaneous*	$1,500.00
Total*	$21,063.16

*	These fees are estimates.

Item 15. Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation and our Amended Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Amended and Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The foregoing discussion of our Amended and Restated Articles of Incorporation, Amended Bylaws and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 17¸2023)
4.2	Form of Underwriter’s Warrant (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Farber Hass Hurley LLP
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table (incorporated herein by reference to Exhibit 107 of the Company’s Registration Statement on Form S-1/A filed May 5, 2023)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, CA on August 13, 2025.

Modular Medical, Inc.

By:	/s/ James E. Besser
Name:	James E. Besser
Title:	Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James E. Besser and Paul DiPerna, his true and lawful attorneys-in-fact and agents with full power of substitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Besser	Chief Executive Officer	August 13, 2025
James E. Besser	(Principal Executive Officer)

/s/ Paul DiPerna	Chairman, President, Chief Financial Officer and Treasurer	August 13, 2025
Paul DiPerna	(Principal Financial and Accounting Officer)

/s/ Duane DeSisto	Director	August 13, 2025
Duane DeSisto

/s/ Steven Felsher	Director	August 13, 2025
Steven Felsher

/s/ Morgan C. Frank	Director	August 13, 2025
Morgan C. Frank

/s/ Jeffrey Goldberg	Director	August 13, 2025
Jeffrey Goldberg

/s/ Philip Sheibley	Director	August 13, 2025
Philip Sheibley

/s/ Carmen Volkart	Director	August 13, 2025
Carmen Volkart

/s/ Ellen O’Connor Vos	Director	August 13, 2025
Ellen O’Connor Vos